Exhibit 4.1

BANKUNITED, INC.
2023 OMNIBUS EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE OF THIS PLAN.

The name of this Plan is the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan (this “Plan”). The purposes of this Plan are to provide an additional incentive to selected management, employees, directors, independent contractors, and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company’s business, to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, this Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, Cash Awards, or any combination of the foregoing.

SECTION 2. DEFINITIONS.

For purposes of this Plan, the following terms shall be defined as set forth below:

a.“Administrator” means the Board, or, if and to the extent the Board does not administer this Plan, the Committee in accordance with Section 3.

b.“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

c.“Annual Cash Award” means a Cash Award that relates to an annual performance period and is not valued based on the Fair Market Value of a Share.

d.“Award” means any Option, Share Appreciation Right, Restricted Share Units, Restricted Share, Deferred Share, Performance Share, Other Share-Based Award, or Cash Award granted under this Plan.

e.“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

f.“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

g.“Board” means the Board of Directors of the Company.

h.“Board Cycle” means the period beginning on an annual meeting of the stockholders of the Company and ending immediately before the start of the next annual meeting of the stockholders of the Company.

i.“Cash Award” means a cash-settled Award granted pursuant to Section 11.

j.“Cause” means, unless otherwise provided in an Award Agreement, (x) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the grant date, or (y) if there is no such Individual Agreement or if it does not define “Cause”: (i) the Participant commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of the Company or any Affiliate, including falsifying any documents or agreements (regardless of form); (ii) the Participant materially violates any rule or policy of the Company or any Affiliate (A) for which violation an employee may be terminated pursuant to the written policies of the Company or any Affiliate applicable to the Participant, (B) which violation results in material damage to the Company or any Affiliate or (C) which, after written notice to do so, the Participant fails to correct within a reasonable time; (iii) other than solely due to Disability, the Participant willfully breaches or habitually neglects any material aspect of the Participant’s duties assigned to the Participant by the Company or any Affiliate, which assignment was reasonable in light of the Participant’s position with the Company or its Subsidiaries (all of the foregoing duties, “Duties”); (iv) other than solely due to Disability, the Participant fails, after written notice, adequately to perform any Duties and such failure is reasonably likely to have a material adverse impact upon the Company or any Affiliate or the operations of any of them; provided that, for purposes of this clause (iv), such a material adverse impact will be solely determined with reference to the Participant’s Duties and annual compensation as such Duties and compensation relate to the Participant’s job classification; (v) the Participant materially fails to comply with a direction from the Chief Executive Officer of the Company, the Board or the board of directors of any Affiliate of the Company with respect to a material matter, which direction was reasonable in light of the Participant’s position with the Company or any Affiliate; (vi) while employed by or providing services to the Company or any Affiliate, and, without the written approval of the Board, the Participant performs services for any other corporation or person that competes with the Company or any of its Subsidiaries, or otherwise violates any restrictive covenants contained in any Award Agreement, Individual Agreement or any other agreement between the Participant and the Company or any Affiliate; (vii) the Participant’s indictment, conviction, or entering a plea of guilty or nolo contendere to, a felony (other than a traffic or moving violation) or any crime involving dishonesty; (viii) the Participant engages in any other action that may result in termination of an employee for cause pursuant to any generally applied standard, of which standard the Participant knew or reasonably should have known, adopted in good faith by the Board or the board of directors of any of the Company’s Subsidiaries from time to time but before such action or condition; or (ix) any willful breach by the Participant of his or her fiduciary duties as a director of the Company or any of its Subsidiaries. Notwithstanding the foregoing, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

k.“Change in Capitalization” means a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries.

l.“Change in Control” shall mean the occurrence of any of the following events:

i.An acquisition by a Person of Beneficial Ownership of 35% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company; (II) any acquisition by the Company; (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (IV) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below;

ii.A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

iii.The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination:(A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding Shares (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed before the Business Combination; and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or Committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement, with respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, this paragraph shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Award Agreement or Individual Agreement.

m.“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

n.“Committee” means any committee or subcommittee the Board may appoint to administer this Plan. Unless otherwise determined by the Board, the Committee shall be composed of two or more members of the Board (with at least two members who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications that may be required by the applicable stock exchange on which the Common Stock is traded from time to time). If at any time or to any extent the Board shall not administer this Plan, then the functions of the Administrator specified in this Plan shall be exercised by the Committee. Except as otherwise provided in the articles of incorporation or bylaws of the Company, any action of the Committee with respect to the administration of this Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

o.“Common Stock” means the common stock of the Company, par value $0.01 per share, of the Company.

p.“Company” means BankUnited, Inc. (or any successor company, except as the term “Company” is used in the definition of “Change in Control”).

q.“Deferred Shares” means the right granted pursuant to Section 9 to receive Shares at the end of a specified deferral period or periods or upon attainment of specified performance objectives.

r.“Disability” means, with respect to any Participant, unless otherwise provided in an Award Agreement, (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” that such Participant (A) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, “Disability” means “disability” as defined in Section 409A(a)(2)(C) of the Code and with respect to an Incentive Stock Option, for purposes of Section 7(g), “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

s.“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

t.“Effective Date” has the meaning set forth in Section 13(a).

u.“Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.

v.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

w.“Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the per share price at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

x.“Fair Market Value” means, except as otherwise determined by the Administrator, the closing price of a Share on a national securities exchange on the date of measurement or, if Shares were not traded on a national securities exchange on such measurement date, then on the immediately preceding date on which Shares were traded on such national securities exchange, as reported by such source as the Administrator may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Administrator in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code.

y.“GAAP” means U.S. generally accepted accounting principles.

z.“Incentive Stock Option” means any Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

aa.“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

ab.“Option” means an option to purchase shares of Common Stock granted pursuant to Section 7.

ac.“Other Share-Based Award” means a right or other interest granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under this Plan.

ad.“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3, to receive grants of Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, Cash Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

ae."Performance Goals" means performance goals determined by the Committee in its sole discretion.

af.“Performance Shares” means Shares that are subject to restrictions that lapse upon the attainment of specified performance objectives and that are granted pursuant to Section 9.

ag.“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

ah.“Prior Plans” means the Amended and Restated BankUnited, Inc. 2014 Omnibus Equity Incentive Plan and the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan.

ai.“Replaced Award” has the meaning set forth in Section 12(b)(ii).

aj.“Replacement Award” has the meaning set forth in Section 12(b)(ii).

ak.“Restricted Period” has the meaning set forth in Section 9(a).

al.“Restricted Shares” means Shares granted pursuant to Section 9 subject to certain restrictions that lapse at the end of a specified period or periods.

am.“Restricted Share Units” means Awards granted pursuant to Section 9 denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares.

an.“Retirement” means a termination of a Participant’s employment, other than for Cause, on or after the attainment of age 65.

ao.“Share” means a share of Common Stock and any successor security (pursuant to a merger, amalgamation, consolidation or other reorganization).

ap.“Share Appreciation Right” means the right pursuant to an Award granted under Section 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

aq.“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

ar.“Transfer” has the meaning set forth in Section 14(c).

SECTION 3. ADMINISTRATION.

a.This Plan shall be administered by the Administrator and shall be administered in accordance with Rule 16b-3 under the Exchange Act to the extent applicable. This Plan is intended to comply with or be exempt from Section 409A of the Code, and shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award, issuance or payment is subject to or exempt from Section 409A of the Code, it shall be awarded or issued or paid in a manner that will comply with Section 409A of the Code or the applicable exemption of Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

b.Pursuant to the terms of this Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation, to:

i.select those Eligible Recipients who shall be Participants;

ii.determine whether and to what extent Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

iii.determine the number of Shares to be covered by each Award granted hereunder;

iv.approve the form of any Award Agreement and to determine the terms and conditions, not inconsistent with the terms of this Plan, of each Award granted hereunder (including (A) the restrictions applicable to Restricted Share Units, Restricted Shares or Deferred Shares and the conditions under which restrictions applicable to such Restricted Share Units, Restricted Shares or Deferred Shares shall lapse, (B) the Performance Goals and periods applicable to Awards, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares or amount of cash or other property subject to each Award, and (F) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including extending the exercise period of such Awards and accelerating the vesting schedule of such Awards), and, if the Administrator in its discretion determines to accelerate the vesting of Options or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options or Share Appreciation Rights outstanding immediately before such Change in Control shall expire on the effective date of such Change in Control;

v.determine the terms and conditions, not inconsistent with the terms of this Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or Cash Awards or any combination of the foregoing granted hereunder;

vi.determine the Fair Market Value;

vii.determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under this Plan;

viii.adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

ix.establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

x.construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of this Plan and to exercise all powers and authorities either specifically granted under this Plan or necessary and advisable in the administration of this Plan.

c.All decisions made by the Administrator pursuant to the provisions of this Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants (other than as provided in the “Cause” definition). No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

SECTION 4. SHARES RESERVED FOR ISSUANCE UNDER THIS PLAN; OTHER LIMITS.

a.Subject to Section 5, the number of Shares that are reserved and available for issuance pursuant to Awards granted under this Plan, all of which may be granted Incentive Stock Options, shall be equal to 1,900,000, plus (i) any shares remaining under the Amended and Restated BankUnited, Inc. 2014 Omnibus Equity Incentive Plan on the Effective Date and (ii) any Shares that are subject to an award granted under the Prior Plans that are forfeited, cancelled, exchanged or surrendered, settled in cash or that otherwise terminates or expires without a distribution of Shares to the Participant. Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award under this Plan or an award under the Prior Plans are forfeited, cancelled, exchanged or surrendered, settled in cash or otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award or award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, settlement, termination or expiration, again be available for Awards under this Plan. The reserve of Shares shall not be reduced by any Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award under this Plan or an award under the Prior Plans (including Shares otherwise underlying an Award of a Share Appreciation Right under this Plan or an award of a Share Appreciation Right under the Prior Plans that are retained by the Company to account for the grant price of such award) or withholding taxes in respect of an Award under this Plan or an award under the Prior Plans shall no longer be available for grant under this Plan.

b.On and after the Effective Date, no new awards may be granted under the Prior Plans; provided, however, that dividend equivalents may continue to be issued under the Prior Plans in respect of awards granted under such plans which are outstanding as of the Effective Date. The awards outstanding under the Prior Plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms.

c.No Participant who is a non-employee director of the Company may be paid total compensation for services as non-employee director with an aggregate value in excess of $500,000 during any Board Cycle. For purposes of this limit, a non-employee director’s total compensation includes any Awards granted under this Plan and any other compensation (such as cash retainers or fees) for director services. Any Award granted or compensation made to a participant in lieu of his or her services as an employee or a consultant (other than a non-employee director) will not count for this limitation.

SECTION 5. EQUITABLE ADJUSTMENTS.

a.In the event of a Change in Capitalization, the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the limits set forth in Section 4(a); (ii) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (iii) the number and kind of Shares or other securities subject to outstanding Awards; (iv) the Performance Goals applicable to outstanding Awards; (v) the number of Shares considered delivered based on the type of Award granted as set forth in Section 4(a); and (vi) the Exercise Price of outstanding Awards. In the event of a Change in Capitalization, such adjustments may include (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Change in Capitalization with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Change in Capitalization over the Exercise Price of such Option or Stock Appreciation Right shall be deemed conclusively valid); (y) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

b.In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the limits set forth in Section 4(a); (ii) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (iii) the number and kind of Shares or other securities subject to outstanding Awards; (iv) the Performance Goals applicable to outstanding Awards; (v) the number of Shares considered delivered based on the type of Award granted as set forth in Section 4(a); and (vi) the Exercise Price of outstanding Awards.

c.Any adjustments made pursuant to this Section 5 to Awards that are considered nonqualified deferred compensation subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 5 to Awards that are not considered nonqualified deferred compensation subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

SECTION 6. ELIGIBILITY.

The Participants under this Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 7. OPTIONS.

a.General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option, provisions regarding exercisability of the Option and whether such Option is designated as Incentive Stock Option. Notwithstanding the foregoing, except as otherwise determined by the Administrator, the prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

b.Exercise Price; Prohibition on Repricing and Cash Buyouts. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant. In no event may any Option granted under this Plan be amended, other than pursuant to Section 5, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option with a lower Exercise Price, or otherwise be subject to any action that would be treated, under the rules of the stock exchange on which the Common Stock is traded or for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s stockholders. For the avoidance of doubt, in connection with a merger, consolidation or reorganization of the Company or any of its Subsidiaries, the Committee may grant an Option with an Exercise Price per share less than 100% of the Fair Market Value of a Share on the date of grant if such Option is granted in exchange for, or upon conversion of, options in respect of capital stock of any other entity which is a party to such merger, consolidation or reorganization, and each such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

c.Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in this Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

d.Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

e.Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

f.Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalent or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 14(b).

g.Termination of Employment or Service.

i.Unless the applicable Award Agreement or Individual Agreement provides otherwise, if the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, then (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(g)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

ii.Unless the applicable Award Agreement or Individual Agreement provides otherwise, if the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Retirement (other than for purposes of an Incentive Stock Option), Disability, or death of the Participant, then (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

iii.In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

h.Other Change in Employment Status. An Option may be affected, in the sole discretion of the Administrator, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant.

i.Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Recipient who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least 110% of the Fair Market Value of a Share, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time an Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the Incentive Stock Option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall not be treated as Incentive Stock Option.

SECTION 8. SHARE APPRECIATION RIGHTS.

a.General. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under this Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

b.Exercise Price; Prohibition on Repricing and Cash Buyouts. The Exercise Price of Shares purchasable under a Share Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of a Share Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant. In no event may any Share Appreciation Right granted under this Plan be amended, other than pursuant to Section 5, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Share Appreciation Right with a lower Exercise Price, or otherwise be subject to any action that would be treated, under the rules of the stock exchange on which the Common Stock is traded or for accounting purposes, as a “repricing” of such Share Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders. For the avoidance of doubt, in connection with a merger, consolidation or reorganization of the Company or any of its Subsidiaries, the Committee may grant a Stock Appreciation Right with an Exercise Price per share less than 100% of the Fair Market Value of a Share on the date of grant if such Stock Appreciation Right is granted in exchange for, or upon conversion of, stock appreciation right in respect of capital stock of any other entity that is a party to such merger, consolidation or reorganization, and each such Stock Appreciation Right so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

c.Awards; Rights as Stockholder. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Dividends and dividend equivalents may not be paid or accrued on Share Appreciation Rights; provided that Share Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 5. Participants who are granted Share Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

d.Exercisability. Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

e.Payment Upon Exercise.

i.Upon the exercise of a Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Share Appreciation Right multiplied by the number of Shares in respect of which the Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

ii.Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

f.Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

g.Term. The term of each Share Appreciation Right shall be fixed by the Administrator, but no Share Appreciation Right shall be exercisable more than ten (10) years after the date such right is granted.

SECTION 9. RESTRICTED SHARE UNITS, RESTRICTED SHARES, DEFERRED SHARES AND PERFORMANCE SHARES.

a.General. Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares may be issued either alone or in addition to other Awards granted under this Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares; the period of time before which such shares become vested and free of restrictions on Transfer (the “Restricted Period”), if any, applicable to Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares; the performance objectives (if any) applicable to Restricted Share Units, Deferred Shares or Performance Shares; and all other conditions of the Restricted Share Units, Restricted Shares, Deferred Shares and Performance Shares. If the restrictions, performance objectives or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares, in accordance with the terms of the grant. The provisions of the Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares need not be the same with respect to each Participant.

b.Restrictions and Conditions. The Restricted Share Units, Restricted Shares, Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:

i.The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 12.

ii.Except as provided in Section 14(d) or in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares or Performance Shares during the Restricted Period. Except as provided in Section 14(d) or in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Share Units or Deferred Shares during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Deferred Shares shall be paid to the Participant as set forth in the Award Agreement, provided that the Participant is then providing services to the Company. Any dividends or dividend equivalents provided with respect to Restricted Share Units, Restricted Shares, Deferred Shares, or Performance Shares that are subject to the attainment of specified Performance Goals will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Certificates for Shares of unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, Deferred Shares or Performance Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

iii.The rights of Participants granted Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares upon termination of employment or service as for any reason during the Restricted Period shall be set forth in the Award Agreement.

SECTION 10. OTHER SHARE-BASED AWARDS.

The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of this Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of this Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Any dividends or dividend equivalents provided with respect to Other Share-Based Awards that are subject to the attainment of specified Performance Goals will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

SECTION 11. CASH AWARDS.

The Committee may grant Awards to Eligible Recipient that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. With respect to a Cash Award subject to Performance Goals, the Performance Goals to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of such Cash Award.

SECTION 12. CONSEQUENCES OF A CHANGE IN CONTROL.

a.General. Subject to Section 5 and notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 12 shall apply to Awards (other than Annual Cash Awards), except to the extent the Committee specifically provides otherwise in an Award Agreement. With respect to Annual Cash Awards, the provisions of this Section 12 shall apply only if the Committee specifically provides for their application in this Plan, policy or other arrangement governing such Annual Cash Awards; provided, however, that if the provisions of this Section 12 do not apply to an Annual Cash Award, from and after a Change in Control, the Participant’s opportunity with respect to an Annual Cash Award that is outstanding as of the Change in Control shall continue without adverse amendment

b.Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

i.the applicable Performance Goal(s) for any performance-based Award shall be deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined, which date shall not be later than the end of the applicable performance period; and

ii.after giving effect to Section 12(b)(i), all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other Awards shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 12(c) (any award meeting the requirements of Section 12(c), a “Replacement Award”) is provided to the Participant pursuant to Section 5 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).

c.Replacement Awards. An Award shall meet the conditions of this Section 12(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 5; (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains vesting and forfeiture terms (including with respect to vesting schedule and a termination of service) that are not less favorable to the Participant than those of the Replaced Award (taking into account the rights on termination of service set forth in Section 12(d), as applicable); and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination of whether the conditions of this Section 12(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

d.Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a termination of service of a Participant by the Company other than for Cause within twenty-four (24) months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Option (other than Incentive Stock Option) or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of the stated full term of such Option or Stock Appreciation Right.

SECTION 13. EFFECTIVE DATE; TERM; AMENDMENT.

a.Effective Date. This Plan was adopted by the Board on April 12, 2023, and shall become effective on the date that it is approved by stockholders of the Company (the “Effective Date”). No Awards may be granted under this Plan before the time that the stockholders have approved this Plan. The approval or disapproval of this Plan by the stockholders of the Company shall have no effect on any other equity compensation plan, program or arrangement sponsored by the Company or any of its Affiliates.

b.Term of Plan. No Award shall be granted pursuant to this Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

c.Amendment and Termination. The Board may amend, alter or terminate this Plan or an Award, but no amendment, alteration, or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, the rules of the stock exchange on which the Common Stock is traded or accounting rules. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval to satisfy any rules of the stock exchange on which the Common Stock is traded or other applicable law, including repricing of Options or Stock Appreciation Rights.

SECTION 14. MISCELLANEOUS.

a.Unfunded Status of Plan. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

b.Withholding Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under this Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the maximum federal, state and local taxes required to be withheld and applied to the tax obligations; provided, however, unless otherwise determined by the Administrator, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Shares from those otherwise deliverable upon settlement of an Award by the Company or any of its Affiliates to satisfy tax, Exercise Price or other withholding obligations in respect of such Award shall be mandatory. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

c.Transfer of Awards. Until such time as the Awards are fully vested or exercisable in accordance with this Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of this Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of this Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of this Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

d.Continued Employment. The adoption of this Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

e.Clawback Policy. Awards are subject to the Company’s policies on, or any provisions in an Award Agreement or Individual Agreement with a Participant providing for, recoupment of gains realized from any Awards as may be in effect from time to time. All Awards granted under this Plan will be subject to recoupment in accordance with applicable law or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

f.Section 409A of the Code. The intent of the parties is that payments and benefits under this Plan comply with Section 409A of the Code to the extent subject thereto or an exemption therefrom, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as nonqualified deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Plan, no payment or distribution under this Plan that constitutes an item of nonqualified deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6)‑month period immediately following the Participant’s termination of employment shall instead be paid on the first (1st) business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, each amount to be paid or benefit to be provided to the Participant, which constitutes nonqualified deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

g.Governing Law; Interpretation. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

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